Exhibit 21

SUBSIDIARIES OF R.R. DONNELLEY & SONS COMPANY

(As of February 19, 2008)

SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY	Place of Incorporation
Forms Engineering Company	California
Knowledge Set Corporation	California
77 Capital Partners II., L.P	Delaware
Anthology, Inc.	Delaware
B2B Works, Inc.	Delaware
Canto, Inc.	Delaware
Caslon Incorporated	Delaware
Check Printers, Inc.	Delaware
DNY Realty Corporation	Delaware
Merrill OfficeTiger LLC	Delaware
Moore Holdings U.S.A. Inc.	Delaware
Moore North America Finance, Inc.	Delaware
Moore Wallace North America, Inc.	Delaware
OfficeTiger Global Real Estate Services Inc.	Delaware
OfficeTiger Holdings Inc.	Delaware
OfficeTiger LLC	Delaware
Pan Associates, L.P.	Delaware
R. R. Donnelley (Chile) Holdings, Inc.	Delaware
R. R. Donnelley (Europe) Limited	Delaware
R. R. Donnelley (Santiago) Holdings, Inc.	Delaware
R. R. Donnelley Global, Inc	Delaware
R. R. Donnelley Graphics Company	Delaware
R. R. Donnelley Latin America L.L.C.	Delaware
R. R. Donnelley Printing Company	Delaware
R. R. Donnelley Printing Company, L.P.	Delaware
RRD Dutch Holdco, Inc.	Delaware
Siegwerk Sales & Services L.P.	Delaware
Von Hoffmann Corporation	Delaware
Von Hoffmann Holdings Inc.	Delaware
Wallace Business Forms, Inc.	Delaware
Colorforms Image Center, Inc.	Illinois
Colorforms Mailing Services, Inc.	Illinois
R. R. Donnelley Foundation	Illinois
Tops Business Forms, Inc.	Illinois
Banta Integrated Media-Cambridge, Inc.	Massachusetts
Banta Finance Corporation	Minnesota
aNetorder.com, Inc.	Nevada
R. R. Donnelley Receivables, Inc.	Nevada
R. R. Donnelley Seymour, Inc.	New Jersey
FRDK, Inc.	New York
Heritage Preservation Corporation	South Carolina
Banta Global Turnkey Ltd.	Texas
Omega Studios-Southwest, Inc.	Texas
Iridio, Inc.	Washington
United Graphics, Inc.	Washington
Banta Corporation	Wisconsin
Banta Fulfillment Services, Inc.	Wisconsin
Banta Healthcare Group, Ltd.	Wisconsin
Banta Holding Corporation	Wisconsin
BGT—US, LLC	Wisconsin

The Midway Corporation	Wisconsin
Turnkey Services Holding Corporation	Wisconsin
Wrapper, Inc.	Wisconsin
Quality Color Press, Inc.	Alberta
RR Donnelley Argentina S.A.	Argentina
R. R. Donnelley Document Solutions (Austria) GmbH	Austria
MI Insurance (Barbados) Ltd	Barbados
Moore Paragon (Caribbean) Ltd	Barbados
Beijing Donnelley Printing Co., Ltd.	Beijing
Moore Response Marketing BVBA	Belgium
R. R. Donnelley Document Solutions BVBA	Belgium
RRD SSC Europe BVBA	Belgium
Donnelley Cochrane Graficos Editora do Brasil Limitada	Brazil
Globo-Cochrane Grafica Limitada	Brazil
R. R. Donnelley Moore Editora e Grafica Ltda.	Brazil
King Yip Packaging (China) Limited	British Virgin Islands
Noble World Printing (Holdings BVI) Limited	British Virgin Islands
Roman Financial Press (Holdings) Limited	British Virgin Islands
Valiant Packaging (Holdings) Limited	British Virgin Islands
Moore Canada	Canada
R. R. Donnelley Canada, Inc.	Canada
Cardinal Brands Canada Limited	Canada
Asia Printers Group Limited	Cayman Islands
Brightime Ventures Limited	Cayman Islands
MAC Casualty, Ltd	Cayman Islands
South China Printing (Holdings) Ltd.	Cayman Islands
Data Entry Holdings Limited (Jersey)	Channel Islands
Moore Chile, S.A.	Chile
R. R. Donnelley Chile Limitada	Chile
Banta Global Turnkey (Shenzhen) Co., Ltd.	China
Dongguan Donnelley Printing Co., Ltd.	China
King Yip (Dongguan) Printing & Packaging Factory Ltd.	China
Shanghai Donnelley Printing Co., Ltd.	China
Shenzhen Donnelley Printing Co., Ltd.	China
Valdar (Dongguan) Paper Products Factory Ltd.	China
R. R. Donnelley de Costa Rica, S.A.	Costa Rica
Data Entry International Limited (Cyprus)	Cyprus
Banta Global Turnkey, s.r.o.	Czech Republic
R. R. Donnelley El Salvador, S.A. de C.V.	El Salvador
Astron Customer Solutions Limited	England
Astron Document Technologies Limited	England
DEI Group Limited	England
Devonshire Appointments Limited	England
Devonshire Recruitment Holdings Limited	England
e-doc Group Pension Scheme Trustee Limited	England
edotech Investments Limited	England
edotech Trustee Company Limited	England
Hunt Barnard Printing Limited	England
Kadocourt Limited	England
Lasercom (UK) Limited	England
Lasercom Holdings Limited	England
Mantaray Partners Limited	England
MDC Astron International Limited	England

Online Bills Limited	England
Paperflow Services Limited	England
R. R. Donnelley BSL Limited	England
R. R. Donnelley Business Communication Services Limited	England
R. R. Donnelley Business Process Outsourcing Limited	England
R. R. Donnelley Global Document Solutions Limited	England
R. R. Donnelley On-Line Limited	England
R. R. Donnelley Print & Media Services Limited	England
RR Donnelley Global Business Process Outsourcing Limited	England
RRD BPO Holdings Limited	England
RRD GDS Holdings (Europe) Limited	England
RRD PM Holdings Limited	England
Satellite Press Limited	England
Astron Lasercom SAS	France
Moore Response Marketing SAS	France
OfficeTiger EURL	France
R. R. Donnelley Document Solutions SAS	France
R. R. Donnelley Imprimerie Nationale SAS	France
R. R. Donnelley Printing (France) SARL	France
R. R. Donnelley Deutschland GmbH	Frankfurt/Main
Devonshire GmbH	Germany
Moore Response Marketing GmbH	Germany
R. R. Donnelley Document Solutions (Germany) GmbH	Germany
R. R. Donnelley Guatemala, S.A.	Guatemala
R.R. Donnelley de Honduras, S.A. de C.V.	Honduras
Banta Global Turnkey Limited (Hong Kong)	Hong Kong
Best United Limited	Hong Kong
Oriental Merchant Limited	Hong Kong
R. R. Donnelley (Hong Kong) Limited	Hong Kong
R. R. Donnelley Financial Asia Limited	Hong Kong
R. R. Donnelley Roman Financial Limited	Hong Kong
R.R. Donnelley Asia Printing Solutions Limited	Hong Kong
South China Binding Company Limited	Hong Kong
South China Printing Company (1988) Limited	Hong Kong
South China Printing Company Limited	Hong Kong
Valiant Printing (Far East) Limited	Hong Kong
Banta Global Turnkey Kft	Hungary
Moore International Hungary KFT	Hungary
R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Hungary
Merrill OfficeTiger India PVT., Ltd.	India
R. R. Donnelley India Outsource Private Limited	India
R. R. Donnelley Publishing India Private Limited	India
Banta Global Turnkey Ltd. (Ireland)	Ireland
R. R. Donnelley Document Solutions (Ireland) Limited	Ireland
Turnkey Services International Limited (Ireland)	Ireland
Lasercom Italia SRL	Italy
R. R. Donnelley Document Solutions SRL	Italy
R.R. Donnelley (Mauritius) Holdings LTD	Mauritius
Cardinal Brands de Mexico S.A. de C.V.	Mexico
Cardinal Brands Fabrication S.A. de C.V.	Mexico
Cardinal Brands Matamoros S.A. de C.V.	Mexico
Cardinal Brands Azteca S.A. de C.V.	Mexico
Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico
R. R. Donnelley Comercializadora S. de R.L. de C.V.	Mexico
R. R. Donnelley de Mexico S. de R.L. de C.V.	Mexico
R. R. Donnelley Holdings Mexico S. de R.L. de C.V.	Mexico

R. R. Donnelley Operaciones S. de R.L. de C.V.	Mexico
RR Donnelley Servicios, S.A. de C.V.	Mexico
Sierra Industrial S. de R.L. de C.V.	Mexico
LLC "R.R. Donnelley"	Moscow
Banta Europe BV	Netherlands
Banta Global Turnkey BV	Netherlands
Moore IMS BV	Netherlands
Moore International B.V.	Netherlands
Moore Response Marketing BV	Netherlands
OfficeTiger BV	Netherlands
R. R. Donnelley Document Solutions BV	Netherlands
R. R. Donnelley Europe B.V.	Netherlands
R. R. Donnelley Holdings B.V.	Netherlands
R. R. Donnelley Holdings C.V.	Netherlands
R. R. Donnelley Luxembourg SARL	Netherlands
Moore Wallace Corporation	Nova Scotia
R. R. Donnelley Nova Scotia Company	Nova Scotia
OfficeTiger Philippines Corporation	Philippines
Devonshire Sp. z o.o	Poland
R. R. Donnelley Document Solutions Sp. Zo.o.	Poland
R. R. Donnelley Europe Sp. z o.o	Poland
R. R. Donnelley Global Turnkey Solutions Poland, Sp. z.o.o	Poland
R. R. Donnelley Kielce S.A.	Poland
R. R. Donnelley Poland Sp. z o.o	Poland
R. R. Donnelley Starachwice Sp. z o.o	Poland
R. R. Donnelley de Puerto Rico, Corp.	Puerto Rico
Shanghai Donnelley PreMedia Technology Co., Ltd.	Shanghai
Banta Global Turnkey (Singapore) PTE LTD	Singapore
Astron Lasercom Espana S.L.	Spain
R. R. Donnelley Document Solutions SL	Spain
Data Entry International Limited—Sri Lankan Branch	Sri Lanka
OfficeTiger Lanka Private Limited	Sri Lanka
Moore (St. Lucia) Limited	St. Lucia
Astron Cominformatic GmbH	Switzerland
Astron Lasercom SA	Switzerland
R. R. Donnelley Document Solutions (Switzerland) GmbH	Switzerland
Moore Trinidad Ltd	Trinidad
Banta Global Turnkey, Ltd. (Scotland)	United Kingdom
Business Systems Bureau Limited	United Kingdom
Cardinal Brands Limited	United Kingdom
Moore Business Forms Holdings UK Limited	United Kingdom
Moore Business Forms Ltd.	United Kingdom
Moore Response Marketing Ltd	United Kingdom
R. R. Donnelley (U.K.) Limited	United Kingdom
R. R. Donnelley Limited	United Kingdom
R. R. Donnelley U.K. Directory Ltd	United Kingdom
RRD GDS Limited	United Kingdom
Turnkey Services International Limited (UK)	United Kingdom
BG Turnkey Services	Unknown
Lawyer Links, LLC	Unknown
Inversora Dirkon S.A.	Uruguay
Inversiones Moore CA	Venezuela
Moore de Venezuela SA	Venezuela

Moore Technology and Trading CA	Venezuela
Critical Mail Continuity Services Limited	Wales